ENSEC INTERNATIONAL, INC.
                           751 Park of Commerce Drive
                            Boca Raton, Florida 33487



                                November 13, 1997


Integrated Security Resources, Inc.
4515 Daly Drive
Chantilly, VA  20151

Attention:  Mr. Joseph Costa

Gentlemen:

         This letter sets forth the terms and conditions upon which the business and operations of Integrated Security Resources, Inc., a Delaware corporation (the "Company"), will be combined with those of Ensec International, Inc. ("Ensec"). The Company will join in this combination through a tax-free business combination with Ensec or a subsidiary of Ensec (the "Business Combination") as set forth below. The offer set forth in this letter of intent will expire at 5:00 p.m, New York time, on November 13, 1997, unless this letter of intent is signed by the Company and the owners of a majority of the common stock of the Company (the "Controlling Stockholders") on the appropriate line below and returned to the undersigned such that it is received prior to such time.

          1. Consideration. In the Business Combination, the outstanding shares
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of the capital stock of the Company will be exchanged for 2,000,000 shares of
Ensec common stock and warrants to purchase an additional 1,000,000 shares of Ensec common stock (the "Consideration"). The warrants shall be on substantially similar terms including, but not limited to price, as those to be issued to the investors in Ensec's private placement with Burnham Securities, Inc. and shall provide for a cashless exercise feature. The purchase price has been determined assuming that the earnings before interest taxes, depreciation and amortization ("EBITDA") of the Company, as adjusted, is not less than $400,000 for the 12 months ended June 30, 1998 and the Company's total revenue for such period, in accordance with U.S. GAAP, is at least $4,000,000 based upon annualized numbers for the six months ended December 31, 1997. If such assumptions are not correct, Ensec and the Company shall negotiate adjustments to the Consideration. The Acquisition Agreement shall provide for post-closing adjustments to the Consideration based upon the Company's adjusted EBITDA and revenues for the year ended June 30, 1998. The Controlling Stockholders will be issued options to purchase a total of 3,000,000 shares of Ensec Common Stock on the following terms:


97/5444.100/94529

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Integrated Security Resources, Inc.
November 13, 1997
Page 2


                  (a) If in 1998, Ensec Inc.'s revenues are at least $8,000,000 and EBITDA is at least $800,000, the Controlling Stockholders could exercise 300,000 options plus one additional option for each dollar of EBITDA in excess of $800,000 up to an additional 300,000 options.

                  (b) If in 1999, Ensec Inc.'s revenues are at least $15,000,000 and EBITDA is at least $1,500,000, the
                           Controlling Stockholders could exercise 500,000 options plus one additional option for each dollar of EBITDA in excess of $1,500,000 up to an additional 500,000 options.

                  (c) If in 2000, Ensec Inc.'s revenues are at least $20,000,000 and EBITDA is at least $2,000,000, we could exercise 700,000 options plus one additional option for each dollar of EBITDA in excess of $2,000,000 up to an additional 700,000 options.

The Controlling Shareholders acknowledge that common shares to be issued at Closing shall be subject to a "lock-up" restriction. All the shares shall be subject to lock-up for a two-year period from closing, provided, however, that 200,000 shares may be released from such lock-up after 12 months.

          2. Acquisition Agreement. Ensec and the Company agree to act in good
             ---------------------
faith to negotiate and cause the execution of a definitive Acquisition Agreement (the "Acquisition Agreement") on or before December 31, 1997, subject to Ensec's satisfaction with the results of its due diligence investigations. The Acquisition Agreement will contain representations, warranties, covenants, conditions and indemnifications to be agreed upon by the parties. All representations and warranties and indemnification obligations with respect to breaches of representations, warranties and covenants will survive for 48 months after the closing date.

          3. Ensec's Conditions to Closing. Ensec's closing of the transaction
             -----------------------------
will be subject to the satisfaction of certain conditions, including the following:

                  (a) Execution of a definitive Acquisition Agreement between Ensec or its designee, the Company and the Controlling Stockholders, satisfactory in form and substance to Ensec;

                  (b) Satisfactory completion of Ensec's and its advisors' legal, business, environmental and accounting due diligence investigations;

                  (c) Receipt of the Audited Financial Statements of the Company as required under SEC rules, satisfactory in form and substance to Ensec;

                  (d) No dividends shall be declared or paid on the Company securities, no Company securities shall be purchased by the Company and no change shall be made to any compensation arrangements with employees of the Company between the date hereof and the closing date other than increases in employee compensation in the ordinary course of business (any increase in the compensation of a Controlling Stockholders or any member of the family of a Controlling Stockholder shall be deemed not in the ordinary course of business) and consistent with prior practice, which shall in no event exceed 1% of aggregate employee payroll;

                  (e) Approval by Ensec's and/or its designee's board of directors and stockholders, if required;

                  (f)      Receipt of all necessary approvals;

                  (g)      Receipt of all necessary third party consents; and

                  (h) Execution and delivery of an employment agreement with a base annual salary of $175,000.00, in form and substance satisfactory to Ensec, between Ensec or its designee and Joseph Costa which agreement shall provide for, among other things, non-compete provisions. Execution and delivery of non-compete agreements with Barry Banks and Anthony Padilla.

          4. Company and Controlling Stockholders' Conditions to Closing. The
             -----------------------------------------------------------
Company's and the Controlling Stockholders' closing of the transaction will be subject to the satisfaction of certain conditions, including the following:

                  (a) Execution of a definitive Acquisition Agreement satisfactory in form and substance to the Company and the Controlling Stockholders;

                  (b)      Receipt of all necessary approvals;

                  (c) Execution and delivery of employment agreements between Ensec or its designee and Joseph Costa, in form and substance satisfactory to each of them which agreement shall provide for, among other things, a non-compete agreement. Execution and delivery of employment and non-compete agreements with Barry Banks and Anthony Padilla, which provide for base annual salaries of $100,000 and $84,000, respectively; and

                  (d) Satisfactory completion of the Company's and its advisors' legal, business, environmental and accounting due diligence investigations.

          5. Access; Confidentiality. Ensec and the Company and their respective
             -----------------------
attorneys, accountants, financial advisers, consultants, representatives and agents (collectively, the "Agents") shall have access, until the closing date, to all of the other's books and records, employees and premises and shall be furnished with such information and materials as shall reasonably be requested from time to time with respect to the business, properties and operations of other. All information furnished by any party hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated herein and, if such transaction shall not occur, each party shall return to the party which furnished such information all documents or other material containing, or reflecting or referring to such information and all copies thereof. The parties shall use their best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (a) any information which
(i) any party can establish was already in its possession prior to disclosure thereof by the party furnishing the information; or (ii) was then generally known to the public; or (iii) became known to the public through no fault of such party; or (b) disclosures in accordance with an order of a court of competent jurisdiction.

          6. Conduct of Business. Between the date hereof and the closing date,
             -------------------

the Company and Ensec shall (a) conduct their businesses and operations in the ordinary and usual course, consistent with past practice; (b) not engage in any extraordinary transactions; (c) not make any dividends or distributions; (d) not issue any additional indebtedness, (e) issue any shares of common stock or securities convertible into or exchangeable for common stock; and (f) use their best efforts to preserve intact the business organizations, keep available the services of their employees and maintain satisfactory relationships with suppliers, contractors, licensors, lenders, customers and others having business relationships with them. Provided, however, Ensec may engage in that financing contemplated by Burnham Securities, Inc. and other similar financing transactions.

         7. Communications. Subject to applicable law, without the prior consent
            --------------
of the parties hereto, between the date hereof and the closing date, neither the Company, or Ensec nor any of the officers, directors, employees, affiliates, stockholders or Agents of any of them, shall make any statement or public announcement or any release to trade publications or through the press or otherwise, or make any statement to any competitor, customer or any other third party, with respect to the transaction contemplated hereby; provided, however, that nothing contained herein shall prevent (i) a party from communicating with those employees who will be involved in facilitating the closing of the transaction contemplated hereby; (ii) Ensec from disclosing this transaction to its lenders and prospective investors; and (iii) the disclosure of this transaction by Ensec in connection with its private placement transaction.

         8. Expenses. The Company shall be responsible for all of its expenses
            --------
incurred in connection with the transaction contemplated by this letter agreement, including the fees of any brokers and financial advisors employed by the Company, and Ensec shall be responsible for its own expenses incurred in connection with the transaction contemplated hereby. The cost of the audit in item 3(c) shall be shared equally by Ensec and the Company.

         9. Exclusivity. You agree that, until such time as this letter
            -----------
agreement has been terminated in accordance with the provisions of paragraph 10 hereof, neither you, the Company nor any of your or its Agents, officers, directors, employees or affiliates will solicit, entertain, accept or discuss a possible purchase, sale or other disposition of the Company, its shares or assets with any other party or provide any information to any party in connection therewith and you will promptly notify Ensec if you should receive any such inquiries or proposals. You represent that neither you nor the Company is party to or bound by any agreement with respect to any such sale or disposition other than under this letter agreement.

         10. Termination. Except for paragraphs 5 (as to confidentiality), 7 and
             -----------
8 hereof, this letter will automatically terminate and be of no further force and effect upon the earliest of (a) execution of a definitive Acquisition Agreement between Ensec or its designee, the Company and the Controlling Stockholders, (b) mutual agreement of the Company and Ensec to terminate this letter agreement, or (c) 120 days after the acceptance of this letter agreement by the Company. Notwithstanding anything in the previous sentence, the termination of this letter agreement shall not affect any rights a party has with respect to the breach of this letter agreement by another party prior to such termination.

         11. Closing Date. The parties will use good faith efforts to work with
             ------------
each other on the Business Transaction such that it is consummated on or before January 30, 1998, or as soon thereafter as is practicable.

         This letter agreement is intended to be, and shall be construed only as a letter of intent, and except for Sections 5, 6, 7, 8, 9 and 10 shall not impose any binding obligations on any person. Except as provided in the immediately preceding sentence, it is understood that the rights and obligations of the parties remain to be defined in a definitive Acquisition Agreement.

         If you are in agreement with the terms set forth above and desire to proceed with the transaction on that basis, please sign this letter agreement in the space provided below and return an executed copy to us at the address set forth above.

                                            Sincerely,

                                            ENSEC INTERNATIONAL, INC.


                                            By: /s/ Charles Finkel
                                                     Charles Finkel, Chairman

ACCEPTED AND AGREED as of the date first above written:

INTEGRATED SECURITY RESOURCES, INC.


By: /s/ Joseph Costa
    ---------------------------
        Joseph Costa, CEO


 /s/ Joseph Costa
-------------------------------
     Joseph Costa, individually

97/5444.100/94529